                                                                 EXHIBIT 10.78



                                PLEDGE AGREEMENT



     This AGREEMENT is made as of December 31, 1995, by and between on the one hand TRANSCO SYNDICATE #1 LTD., an Illinois corporation, of 311 South Wacker Drive, Suite 500, Chicago, Illinois 60606, (hereinafter "Transco" or "Pledgee"); and on the other hand JBW & Co. Inc., a California corporation ("JBW"), Concord General Corporation, a California corporation ("Concord"), and Jeffery W. Beresford-Wood, an individual ("Beresford-Wood"), all in care of Concord General Corporation, P.O. Box 4064, Concord, California, 94524-4064 (hereinafter collectively referred to as "Pledgors").

                                    Recitals

     At the time of the execution of this Agreement, JBW is indebted to Pledgee in the amount of Twelve Million, Three Hundred Thirteen Thousand, Six Hundred Twenty Five Dollars ($12,313,625) as a result of Pledgee's exercise of a conversion option under a Secured Debt Conversion Agreement among Transco, JBW, Concord, and Beresford-Wood, effective December 31, 1993, under which 1,100 shares of Series A Preferred Stock of JBW owned by Transco, whose stated value is $10,000.00 per share, were converted to debt of JBW. The debt is evidenced by the Promissory Note (the "Note") of JBW dated December 31, 1995.

     Pursuant to the Note, Beresford-Wood, the ultimate owner of JBW, and majority owner of Concord, a corporation wholly owned by Beresford-Wood, have agreed to initially pledge to Transco a minimum of 81% of the outstanding shares of common stock of Classic Fire & Marine Insurance Company ("CF&M"), an Indiana insurance corporation wholly owned by Concord (the "CF&M Stock"), and other assets as necessary to secure the obligations of JBW, Beresford-Wood and Concord under the Note.

     It is therefore agreed:

                                     Pledge

     1. (a) As security for the obligations of Pledgors under the Note, Beresford-Wood and Concord hereby pledge, assign and grant to Transco a valid and perfected first lien on the CF&M Stock and any other assets pledged by JBW, Concord and/or Beresford-Wood hereunder. The CF&M Stock, together with any and all other assets pledged by JBW, Concord and/or Beresford-Wood hereunder, are hereinafter referred to collectively as the "Collateral." Concurrently with its execution of this Agreement, Concord shall deliver to Transco the certificates representing the Collateral, together with assignments separate from certificate therefor, duly endorsed by Concord. At all times during which any obligation to Transco under the Note remains unsatisfied, Pledgors agree to pledge as security for the Note assets which they have available to give sufficient value so as to maintain a value equal to at least 125% of the outstanding principal balance owed under the Note. "Value" of the Collateral shall be determined by combining Securities Valuation Office ("SVO") determined value of any insurance company stock pledged as Collateral hereunder, together with the SVO determined value of any non-insurance company stock pledged as Collateral hereunder, which shall be equal to at least 125% of the outstanding principal balance owed under the Note.

                (b) JBW, Beresford-Wood and Concord shall be entitled to exchange items of Collateral for other Collateral reasonably acceptable to Transco, provided that, as of the date of each such exchange, the value of the replacement Collateral, as determined in Section 1.(a) above, is at least equal to the value of the replaced Collateral.

                (c) At all times during which any obligation to Transco under the Note remains unsatisfied, Concord and Beresford-Wood agree to deliver to Transco audited financial statements for the period ending the previous December 31st (i) for CF&M by the following June 1st as long as CF&M Stock is pledged; and (ii) for Concord by the following June 30th as long as any Concord Stock is pledged. The initial delivery of such statements will be June 1, 1996 for the December 31, 1995 audited financial statements of CF&M.

                                  Voting Rights

        2. During the term of this pledge, and as long as JBW, Concord and Beresford-Wood are not in default in the performance of any of the terms of this Pledge Agreement or in the payment of the principal or interest or other amounts due under the Note, Concord shall have the right to vote the CF&M Stock and shall have the right to vote any other pledged shares owned by them on all corporate questions.

                                Representations

        3. Pledgors warrant and represent that there are no restrictions on the transfer of any of the pledged shares of CF&M Stock, other than as may appear on the faces of the certificates, and that Pledgors have the right to transfer the CF&M Stock free of any encumbrances and without obtaining the consents of the other shareholders or any other person, except as set forth in the Indiana Insurance Code Holding Company Act. The Pledgors jointly and severally further warrant and represent as follows:

            (a) Concord is the sole, direct, legal and beneficial owner of the Collateral, pledged hereunder and that it has been duly authorized and is fully paid and nonassessable and is free and clear of any lien thereon or affecting title thereto except for the security interest created by this Pledge Agreement.

            (b) The Pledgors have full power and authority to enter into this Pledge Agreement, and this Pledge Agreement is binding upon them in accordance with its terms.

            (c) There are no restrictions upon the transfer of the Collateral, nor will there be any such restriction on any other collateral subsequently pledged hereunder, except as provided by (i) any law applicable to the sale of securities generally or (ii) the Indiana Insurance Holding Company Act.

            (d) No consent, approval, order, or authorization of, or registration, qualification, designation or filing with, any federal, regional, state or local governmental authority of the United States on the part of Pledgors is required in connection with the pledge of Collateral or consummation of the transactions contemplated hereunder, except for filings/regulatory approvals, if any, required pursuant to applicable federal and state insurance and securities laws, which filings will be made within the required statutory period.

            (e) Pledgors, and each of them, specifically represent and warrant to Pledgee that the pledge of the Collateral set forth herein shall not constitute a fraudulent conveyance or a voidable preference under any state and/or federal law, or any other impermissible course of conduct, and that Pledgors and their successors and assigns jointly and severally agree to indemnify and hold Pledgee harmless from any and all costs, reasonable attorneys' fees and expenses, and any judgment against Pledgee based upon fraudulent conveyances or voidable preferences.

                              Warrants and Rights

       4. Pledgors agree that they will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, the Collateral or any other collateral pledged hereunder without the prior written consent of the Pledgee, or (ii) create or permit to exist any lien upon or with respect to the Collateral or any other collateral pledged hereunder, except for the security interest granted hereunder.

                 Perfection of Security Interest in Collateral

       5. Pledgors shall take all steps reasonably requested by the Pledgee to perfect the Pledgee's first lien and security interest in the Collateral to be delivered to Pledgee pursuant to this Agreement, including, but not limited to, the execution and delivery of such financing statements as the Pledgee may request.

                                Event of Default

       6. The occurrence of an Event of Default under the Note or the untruth or material inaccuracy of any warranty or representation made by any Pledgor hereunder, shall constitute an Event of Default hereunder.

                             Remedies Upon Default

       7. (a) If an Event of Default allowing foreclosure upon the Collateral shall occur, Pledgee shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the pledged Collateral of a secured party under the Uniform Commercial Codes as in effect in the States of California and Illinois. If the proceeds of any sale of Collateral under applicable Uniform Commercial Code provisions are insufficient to cover the principal and interest of the Note plus expenses of the sale, Pledgors, and each of them, shall remain liable to Pledgee for any deficiency, in accordance with the provisions set forth in the applicable Commercial Code Sections.

        (b) Upon the occurrence of any default of an Event of Default allowing foreclosure upon the Collateral, Pledgors agree to use their best efforts to obtain or to assist Pledgee in obtaining any required regulatory approval for acquisition of title to all or any of the Collateral pursuant to this Section 7, including any required request for approval to the Indiana Department of Insurance.

                                INDEMNIFICATIONS
     8. Pledgors agree to indemnify, defend and hold Pledgee harmless from any claims, actions, causes of action, liabilities, obligations, losses, or damages asserted against Pledgee based on or arising out of any acts, omissions, facts, events, incidents, accident, mismanagement, breach of fiduciary duty, negligence, or intentional conduct that occur or take place relating to the collateral pledged hereunder prior to the completion of any foreclosure proceedings under this Pledge Agreement, other than claims for benefits under insurance policies issued in the normal course of the business of CF&M.

        IN WITNESS WHEREOF, Pledgors and Pledgees have caused this Pledge Agreement to be executed as of the date first written above.

PLEDGOR:                                PLEDGEE:

JBW & CO., INC.                         TRANSRE SYNDICATE #1 LTD.
A CALIFORNIA CORPORATION                AN ILLINOIS CORPORATION

BY:   THOMAS THIE                        BY:    [SIG]
   ---------------------------             ---------------------------------

TITLE:  PRESIDENT                       TITLE: SECRETARY/GENERAL COUNSEL
      ----------------------                   -----------------------------

CONCORD GENERAL CORPORATION
A CALIFORNIA CORPORATION

BY:  BEN D. BETT
   ------------------------

TITLE:  C.E.O.
      ---------------------

JEFFERY W. BERESFORD-WOOD
---------------------------
JEFFERY W. BERESFORD-WOOD
an individual